S T R O O C K

July 16, 2012

O'Connor Fund of Funds:  Multi-Strategy
677 Washington Boulevard

Stamford, Connecticut 06901

Ladies and Gentlemen:

We have acted as counsel to O'Connor Fund of Funds:  Multi-Strategy (the "Fund") in connection with the preparation and filing by the Fund of a Registration Statement on Form N-2 (the "Registration Statement"), relating to the offering of shares of beneficial interest in the Fund ("Shares").

We have examined copies of the Certificate of Trust, as amended, the Agreement and Declaration of Trust as amended and restated by the Amended and Restated Agreement and Declaration of Trust of the Fund, the By-Laws of the Fund, the Registration Statement and the prospectus and statement of additional information contained therein, and such other documents, records, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed.  In all such examinations, we have assumed the genuineness of all signatures , the completeness and authenticity of all original and certified documents, the conformity to the originals of all copies submitted to us as conformed or reproduction copies and the completeness and authenticity of the originals of such copies.  As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

Based upon the foregoing, we are of the opinion that:

1.           The Fund has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq.

2.           The Shares of the Fund have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable beneficial interests in the Fund.

In rendering this opinion, we have relied as to all matters of Delaware law on an opinion of Richards, Layton & Finger, P.A., dated July 16, 2012.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the statement of additional information included in the Registration Statement.  In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ STROOCK & STROOCK & LAVAN LLP